UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

UNITED STATIONERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Golf Road Des Plaines, Illinois		60016-1267
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 699-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 1.01            Entry Into a Material Definitive Agreement.

1.  Base Salaries for 2006

On January 4, 2006, the Human Resources Committee (the “HR Committee”) of the Registrant’s Board of Directors approved annual base salaries, effective January 1, 2006, for the Registrant’s executive officers, including the individuals described in the next sentence and collectively referred to in this report as the “Named Executive Officers.”  The following table sets forth the 2006 and 2005 annual base salaries of (a) the individuals named in the Summary Compensation Table in the Registrant’s definitive proxy statement dated April 6, 2005, and (b) the individuals anticipated to be named in the Summary Compensation Table in the definitive proxy statement the Registrant expects to file with the Securities and Exchange Commission in April 2006 (the “2006 Proxy Statement”).

Name and Position	Year	Base Salary
Richard W. Gochnauer	2006	$831,000
President and Chief Executive Officer	2005	802,125

P. Cody Phipps	2006	$313,500
Senior Vice President, Operations	2005	300,000

Patrick T. Collins	2006	$310,800
Senior Vice President, Sales	2005	300,000

Mark J. Hampton	2006	$292,700
Senior Vice President, Marketing	2005	282,000

Stephen A. Schultz	2006	$292,600
Senior Vice President and President, Lagasse, Inc.	2005	280,000

Kathleen S. Dvorak	2006	$292,000
Senior Vice President and Chief Financial Officer	2005	283,000

2.  Performance Goals for 2006 under Amended and Restated Management Incentive Plan

On January 4, 2006, the HR Committee also established 2006 performance goals and MIP bonus targets for the Registrant’s executive officers (including the Named Executive Officers) under the Registrant’s Amended and Restated Management Incentive Plan (“MIP”).  The MIP provides annual incentive compensation opportunities to key employee participants and was ratified by stockholders at the Registrant’s 2005 Annual Meeting held on May 11, 2005.  Under MIP, bonus award opportunities for the Registrant’s Named Executive Officers range from zero to 200% of their respective individual bonus targets established by the HR Committee (80% of 2006 annual base salary for the Registrant’s President and Chief Executive Officer and 50% of their respective 2006 annual base salaries for the other Named Executive Officers).

MIP bonus targets for the Registrant’s executive officers (including the Named Executive Officers) consist of four component “total company” performance goals for 2006 applicable to the Named Executive Officers in the indicated proportions as follows: (a) growth in diluted earnings per share (“EPS”) of the Registrant (weighted at 50%); (b) margin enhancement and expense savings related to identified “war on waste” projects (weighted at 25%); (c) return on invested capital (“ROIC”) improvement (weighted at 20%); and (d) improvements in safety based on two safety indexes (with a combined weight at 5%).  The Registrant’s results will be adjusted to exclude the impact of non-routine expenditures, any change in accounting standards that becomes effective after January 1, 2006, and certain other transactions specified by the HR Committee.  For one Named Executive Officer, Mr. Schultz, the performance goals are based on janitorial/sanitation category revenue and operating contribution in addition to the above total company performance goals.

The Registrant will provide additional information regarding compensation paid to the Named Executive Officers for 2005 in the 2006 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: January 6, 2006	/s/ Richard W. Gochnauer
Richard W. Gochnauer
President and Chief Executive Officer